McGLADREY & PULLEN, LLP

We hereby consent to the incorporation by reference of our report dated April 9, 1997, with respect to the consolidated financial statements of First Team Sports, Inc. and Subsidiary and our report dated April 9, 1997, with respect to
Schedule II, both included in this Form 10-K, into the Company's previously filed Registration Statements Nos. 33-36123, 33-37308, 33-52344, 33-68164, and
33-84722.

                                        /s/ McGLADREY & PULLEN, LLP




St. Paul, Minnesota
May 16, 1997